UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 30, 2005
                                                          -------------



                                Dynabazaar, Inc.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)

                        Commission File Number: 000-29423
                                                ---------


           Delaware                                         04-3551937
           --------                                         ----------
 (State or other Jurisdiction                            (I.R.S. Employer
              of                                       Identification No.)
        Incorporation)

                  888 Seventh Avenue, New York, New York 10019
                  --------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (212) 974-5730
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

      Item 1.01.  Entry into a Material Definitive Agreement.

      On June 30, 2005, Dynabazaar, Inc. (the "Company") entered into a stock purchase agreement (the "Agreement") with Lloyd I. Miller, III, on behalf of himself and on behalf of certain affiliated entities, whereby the Company purchased from Mr. Miller and such affiliated entities an aggregate of 3,657,988 shares of common stock, par value $0.001 per share, of the Company at an aggregate purchase price of $1,152,266.22. Pursuant to the Agreement, Mr. Miller is also entitled to receive 13.6% of any net proceeds distributed to the Company pursuant to the escrow agreement dated as of September 4, 2003 by and among the Company, eBay, Inc. and Zions First National Bank.

      Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 30, 2005, Mr. Miller resigned from the Board of Directors of the Company. Mr. Miller had no disagreements with the Company on any matters related to the Company's operations, policies or practices.

      The Board of Directors of the Company thanks Mr. Miller for his dedicated service and valued contributions to the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 6, 2005



                                    DYNABAZAAR, INC.

                                    By: /s/ William J. Fox
                                        ------------------
                                        William J. Fox
                                        President and Chief Executive Officer